Exhibit 99.2

GreenPoint Financial Corp. and Subsidiaries

Certification of Periodic Report

I, Jeffrey R. Leeds, Executive Vice President and Chief Financial Officer of GreenPoint Financial Corp. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2003

/s/ Jeffrey R. Leeds
Jeffrey R. Leeds
Executive Vice President and Chief Financial Officer GreenPoint Financial Corp.

A signed original of this written statement required by Section 906 has been provided to GreenPoint Financial Corp. and will be retained by GreenPoint Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.